Exhibit 3.104
ARTICLES OF ORGANIZATION
OF
PHARMACY ALTERNATIVES, LLC
ARTICLE I
Name
     The name of the limited liability company (the “Company”) is Pharmacy Alternatives, LLC
ARTICLE II
Registered Office; Registered Agent
     The street address of the initial registered office of the Company is 1511 Kentucky Home Life Building, 239 South Fifth Street, Louisville, Kentucky 40202 and the name of the initial registered agent at such office is CT’ Corporation System..
ARTICLE III
Principal Office
     The mailing address of the initial principal office of the Company is 500 West Jefferson Street, Suite 2400, Louisville, Kentucky 40202
ARTICLE IV
Management
     The Company is to be managed by its member(s).
     IN WITNESS WHEREOF, these Articles of Organization have been duly executed by the undersigned on the ___day of October, 2005 for the purpose of forming a limited liability company under the Kentucky Limited Liability Company Act.
COMMUNITY ALTERNATIVES PHARMACY, INC.,

By:
David S. Waskey, Assistant Secretary

This instrument was prepared by:

/s/ Mary D Peters

Mary D Peters
Associate General Counsel
Res-Case, Inc.
10140 Linn Station Road
Louisville, KY 40223
(502) 394-2384

COMMONWEALTH OF KENTUCKY
TREY GRAYSON
SECRETARY OF STATE
State Seal
STATEMENT OF CONSENT OF REGISTERED AGENT
Pursuant to the provisions of KRS Chapter 271B, 273, 275 or 362, the undersigned hereby consents to act as registered agent on behalf of the business entity named below and for that purpose submits the following statements:

1.	The business entity is	☐ a corporation (KRS 271B or KRS 273) ☑ a limited liability company (KRS 275) ☐ a limited partnership (KRS 362)

2.	The name of the business entity is

Pharmacy Alternatives LLC

3.	The state or country of incorporation, organization or formation is Kentucky

4.	The name of the initial registered agent is

C T Corporation System

5.	The street address of the registered office address in Kentucky is

1511 Kentucky Home Life Building	Louisville	KY	40202

Street	City	State	Zip Code

/s/ Stacia L. Taylor

Signature a registered agent

Stacia L. Taylor, Assistant Secretary
Type or Print Name & Title, if applicable

Date:	, 20

3